                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549






                                   FORM 8-K/A

                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

 (Date of Report: June 2, 1998; Date of Earliest Event Reported: March 20, 1998)



                        Commission File Number: 33-74254


                             COGENTRIX ENERGY, INC.
             (Exact name of registrant as specified in its charter)


         North Carolina                                       56-1853081
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                          Identification Number)


9405 Arrowpoint Boulevard, Charlotte, North Carolina              28273-8110
    (Address of principal executive offices)                       (Zipcode)

                                 (704) 525-3800
              (Registrant's telephone number, including area code)

Item 7.  Financial Statements and Exhibits

This report is an amendment to the Cogentrix Energy, Inc. report on Form 8-K filed on April 6, 1998. The report is being amended to (i) include LSP-Cottage Grove, L.P. and LSP-Whitewater Limited Partnership's audited financial statements as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995, (ii) include LS Power Funding Corporation's audited financial statements as of December 31, 1997 and 1996 and for the years ended December 31, 1997 and 1996 and for the period from inception (June 23, 1995) to December 31, 1995, and (iii) provide the unaudited pro forma consolidated financial statements of Cogentrix Energy, Inc. as of and for the six-month period ended December 31, 1997 and for the twelve-month period ended June 30, 1997.

The following financial statements and unaudited pro forma financial information are filed as part of this Form 8-K/A:

(a)       Financial Statements

                                                                                                              Page
                                                                                                            --------
           LS POWER FUNDING CORPORATION
                 Reports of Independent Public Accountants                                                       4
                 Balance Sheets as of December 31, 1997 and 1996                                                 6
                 Statements of Income for the Years Ended December 31, 1997 and 1996
                       and for the Period from Inception (June 23, 1995) to December 31, 1995                    7
                 Statements of Changes in Stockholders' Equity for the Years Ended December 31, 1997
                       and 1996 and for the Period from Inception (June 23, 1995) to December 31, 1995           8
                 Statements of Cash Flows for the Years Ended December 31, 1997 and 1996
                       and for the Period from Inception (June 23, 1995) to December 31, 1995                    9
                 Notes to Financial Statements                                                                  10

           LSP-COTTAGE GROVE, L.P.
                 Reports of Independent Public Accountants                                                      14
                 Balance Sheets as of December 31, 1997 and 1996                                                16
                 Statements of Income for the Years Ended December 31, 1997, 1996 and 1995                      17
                 Statements of Changes in Partners' Capital for the Years Ended December 31, 1997,
                       1996 and 1995                                                                            18
                 Statements of Cash Flows for the Years Ended December 31, 1997, 1996 and 1995                  19
                 Notes to Financial Statements                                                                  20

           LSP-WHITEWATER LIMITED PARTNERSHIP
                 Reports of Independent Public Accountants                                                      30
                 Balance Sheets as of December 31, 1997 and 1996                                                32
                 Statements of Income for the Years Ended December 31, 1997, 1996 and 1995                      33
                 Statements of Changes in Partners' Capital for the Years Ended December 31, 1997,
                       1996 and 1995                                                                            34
                 Statements of Cash Flows for the Years Ended December 31, 1997, 1996 and 1995                  35
                 Notes to Financial Statements                                                                  36

(b)       Unaudited Pro Forma Financial Information

           Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 1997                               47
           Notes to Unaudited Pro Forma Consolidated Balance Sheet                                              48
           Unaudited Pro Forma Consolidated Statement of Income for the Six-Month Period                        49
                 Ended December 31, 1997
           Notes to Unaudited Pro Forma Consolidated Statement of Income for the Six-Month
                 Period Ended December 31, 1997                                                                 50
           Unaudited Pro Forma Consolidated Statement of Operations for the Twelve-Month                        51
                 Period Ended June 30, 1997
           Notes to Unaudited Pro Forma Consolidated Statement of Operations for the
                 Twelve-Month Period Ended June 30, 1997                                                        52

         Effective March 20, 1998, Cogentrix Energy, Inc. (the "Company") acquired from LS Power Corporation (the "LS Acquisition") an approximate 74% ownership interest in two power generation facilities in Whitewater, Wisconsin (the "Whitewater Facility") and in Cottage Grove, Minnesota (the "Cottage Grove Facility"). The unaudited pro forma consolidated balance sheet as of December 31, 1997 gives effect to the LS Acquisition as if such acquisition had occurred on December 31, 1997. The unaudited pro forma consolidated statement of income for the six-month period ended December 31, 1997 gives effect to the LS Acquisition as if such acquisition had occurred on July 1, 1997. The unaudited pro forma consolidated statement of operations for the twelve-month period ended June 30, 1997 gives effect to the LS Acquisition as if such acquisition had occurred on July 1, 1996. The unaudited pro forma consolidated statement of income for the six-month period ended December 31, 1997 and the unaudited pro forma consolidated statement of operations for the twelve-month period ended June 30, 1997 do not give effect to a full year of operating results of the acquired facilities since the Whitewater Facility and the Cottage Grove Facility did not commence commercial operations until September 18, 1997 and October 1, 1997, respectively.

         The unaudited pro forma consolidated financial information and accompanying notes should be read in conjunction with the Company's consolidated financial statements and related notes thereto for the six-month period ended December 31, 1997 contained in the Company's Form 10-K filed with the U.S. Securities and Exchange Commission on March 31, 1998. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable and are described in the notes accompanying the unaudited pro forma consolidated financial information. The unaudited pro forma consolidated financial information is presented for informational purposes only and does not purport to represent what the Company's results of operations or financial position would actually have been had such an acquisition in fact occurred at such dates, or to project the Company's results of operations or financial position at any future date or for any future period. In the opinion of management, all adjustments necessary to present fairly such unaudited pro forma consolidated financial information have been made.

                         ------------------------------

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   COGENTRIX ENERGY, INC.
                                   (Registrant)



Date: June 2, 1998                  /s/ JAMES R. PAGANO
                                    -------------------------
                                    James R. Pagano
                                    Group Senior Vice President,
                                    Chief Financial Officer
                                    (Principal Financial Officer)

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors and Stockholders
LS Power Funding Corporation:

    We have audited the accompanying balance sheet of LS Power Funding Corporation as of December 31, 1997 and the related statements of income, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LS Power Funding Corporation as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.




ARTHUR ANDERSEN LLP
Charlotte, North Carolina,
April 9, 1998.

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Stockholders
LS Power Funding Corporation:

    We have audited the accompanying balance sheet of LS Power Funding Corporation as of December 31, 1996 and the related statements of income, changes in stockholders' equity, and cash flows for the year ended December 31, 1996 and for the period from inception (June 23, 1995) to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LS Power Funding Corporation as of December 31, 1996, and the results of its operations and its cash flows for the year ended December 31, 1996 and the period from inception (June 23, 1995) to December 31, 1995 in conformity with generally accepted accounting principles.




KPMG PEAT MARWICK LLP
Billings, Montana,
February 13, 1997.

                          LS POWER FUNDING CORPORATION

                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996
                             (dollars in thousands)




                                                                  1997          1996
                                                                --------      --------
                                     ASSETS

CURRENT ASSET - Cash                                            $      1      $      1

INVESTMENT IN FIRST MORTGAGE BONDS                               332,000       332,000
                                                                --------      --------

       Total Assets                                             $332,001      $332,001
                                                                ========      ========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITY - Senior Secured Bonds Payable                        $332,000      $332,000

STOCKHOLDERS' EQUITY:
   Common stock, $.01 par value, 1,000 shares authorized,
      100 shares issued and outstanding                                0             0
   Additional paid-in capital                                          1             1
                                                                --------      --------

       Total Stockholders' Equity                                      1             1
                                                                --------      --------


       Total Liabilities and Stockholders' Equity               $332,001      $332,001
                                                                ========      ========


The accompanying notes to financial statements are an integral part of these balance sheets.

                          LS POWER FUNDING CORPORATION

                              STATEMENTS OF INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND
       FOR THE PERIOD FROM INCEPTION (JUNE 23, 1995) TO DECEMBER 31, 1995
                             (dollars in thousands)



                                                  INCEPTION
                                                (JUNE 23, 1995)
                                                TO DECEMBER 31,
                        1997         1996            1995
                      -------      -------      ---------------
Interest Income       $25,886      $25,886          $12,943

Interest Expense       25,886       25,886           12,943
                      -------      -------          -------

Net Income            $     0      $     0          $     0
                      =======      =======          =======






The accompanying notes to financial statements are an integral part of these statements.

                          LS POWER FUNDING CORPORATION

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
     AND FOR THE PERIOD FROM INCEPTION (JUNE 23, 1995) TO DECEMBER 31, 1995
                             (dollars in thousands)


                                                                                                           TOTAL
                                                           COMMON              ADDITIONAL              STOCKHOLDERS'
                                                           STOCK             PAID-IN CAPITAL              EQUITY
                                                           ------            ---------------           -------------
Sale of Common Stock at Inception (June 23, 1995)            $0                    $1                       $1
                                                             --                    --                       --

Balance, December 31, 1997, 1996 and 1995                    $0                    $1                       $1
                                                             ==                    ==                       ==




The accompanying notes to financial statements are an integral part of these statements.

                          LS POWER FUNDING CORPORATION

                            STATEMENTS OF CASH FLOWS
               FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND
       FOR THE PERIOD FROM INCEPTION (JUNE 23, 1995) TO DECEMBER 31, 1995
                             (dollars in thousands)





                                                                         INCEPTION
                                                                       (JUNE 23, 1995)
                                                                       TO DECEMBER 31,
                                                        1997    1996        1995
                                                        ----    ----   ---------------
Cash flows from Investing Activities:
   Cash paid for investment in First Mortgage Bonds      $0      $0      $(332,000)
                                                         --      --      ---------
Cash used in investing activities                         0       0       (332,000)
                                                         --      --      ---------

Cash flows from Financing Activities:
   Proceeds from Senior Secured Bonds                     0       0        332,000
   Proceeds from sale of common stock                     0       0              1
                                                         --      --      ---------
Cash provided by financing activities                     0       0        332,001
                                                         --      --      ---------

Increase in cash                                          0       0              1

Cash, beginning of period                                 1       1              0
                                                         --      --      ---------
Cash, end of period                                      $1      $1      $       1
                                                         ==      ==      =========



The accompanying notes to financial statements are an integral part of these statements.

                          LS POWER FUNDING CORPORATION

                          NOTES TO FINANCIAL STATEMENTS


1. ORGANIZATION

   LS Power Funding Corporation ("Funding") was established on June 23, 1995 as a special purpose funding corporation to issue debt securities in connection with financing construction of two gas fired cogeneration facilities, one located in Cottage Grove, Minnesota and the other located in Whitewater, Wisconsin. LSP-Cottage Grove, L.P.("Cottage Grove") and LSP-Whitewater Limited Partnership ("Whitewater") are single purpose Delaware limited partnerships established to develop, finance, construct and own the facilities at Cottage Grove and Whitewater, respectively. Cottage Grove and Whitewater each own 50% of the outstanding stock of Funding. Funding's sole business activities are limited to maintaining its organization, the offering of the Senior Secured Bonds, and its acquisition of the First Mortgage Bonds issued by Cottage Grove and Whitewater.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

STATEMENTS OF CASH FLOWS

       For purposes of reporting cash flows, cash includes short-term investments with original maturities of three months or less.

INCOME TAXES

   Funding does not record a tax provision as it has no reportable book or taxable income and there is no difference between Funding's book bases and tax bases of its existing assets and liabilities. Due to the nature of Funding's structure as a single purpose funding corporation, Funding is not expected to produce book or taxable income in future periods.

USE OF ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

3. INVESTMENT IN FIRST MORTGAGE BONDS

   Investment in First Mortgage Bonds consists of the following at December 31, 1997 and 1996 (dollars in thousands):

7.19% Cottage Grove First Mortgage Bonds
  due June 30, 2010                           $ 49,278
8.08% Cottage Grove First Mortgage Bonds
  due December 30, 2016                        105,722
7.19% Whitewater First Mortgage Bonds
  due June 30, 2010                             56,273
8.08% Whitewater First Mortgage Bonds
  due December 30, 2016                        120,727
                                              --------
                                              $332,000
                                              ========

     The First Mortgage Bonds issued by Cottage Grove and Whitewater are secured by substantially all of the assets of the respective partnership. The collateral securing the obligations of one partnership does not secure the obligations of the other partnership. The fair value of Funding's investment in the First Mortgage Bonds at December 31, 1997 is $30,375,000 higher than the historical carrying value of $332,000,000. At December 31, 1996, the fair value of Funding's investment in First Mortgage Bonds approximated carrying value.

                          LS POWER FUNDING CORPORATION

                          NOTES TO FINANCIAL STATEMENTS


     The following are summarized balance sheets and statements of income of Cottage Grove and Whitewater as of and for the year ended December 31, 1997 (dollars in thousands):

                                           Cottage Grove     Whitewater
                                           -------------     ----------
BALANCE SHEETS:
   Current assets                            $  18,791       $  17,402
   Restricted investments                       11,475          13,752
   Net investment in lease                     234,034         262,072
   Greenhouse facility, net                          0           8,281
   Debt issuance and financing costs             6,517           6,607
   Other non-current assets                          1               1
                                             ---------       ---------
Total Assets                                 $ 270,818       $ 308,115
                                             =========       =========

   Current liabilities                       $   8,432       $  11,556
   First Mortgage Bonds payable                155,000         177,000
   Partners' capital                           107,386         119,559
                                             ---------       ---------
Total Liabilities and Partners' Capital      $ 270,818       $ 308,115
                                             =========       =========

STATEMENTS OF INCOME:
   Operating revenues                        $  10,738       $  13,348
   Operating expenses                            5,851           7,747
                                             ---------       ---------
   Operating income                              4,887           5,601

   Gain on sales-type capital lease             87,056          97,042
   Interest expense                             (3,087)         (4,024)
   Interest income                                 362             383
                                             ---------       ---------
Net Income                                   $  89,218       $  99,002
                                             =========       =========


4.  SENIOR SECURED BONDS PAYABLE

     Senior Secured Bonds Payable consists of the following at December 31, 1997 and 1996 (dollars in thousands):

7.19% Senior Secured Bonds due
  June 30, 2010 ("2010 Bonds")          $105,551
8.08% Senior Secured Bonds due
  December 30, 2016 ("2016 Bonds")       226,449
                                        --------
                                        $332,000
                                        ========

   On June 30, 1995, Funding issued and sold $332,000,000 of Senior Secured Bonds. All of the First Mortgage Bonds issued by Cottage Grove and Whitewater were purchased with the entire proceeds from the Senior Secured Bonds. The repayment terms of the First Mortgage Bonds collectively coincide with those of the Senior Secured Bonds. Interest is payable semi-annually on June 30 and December 30 of each year, commencing December 30, 1995. Principal on the bonds is also payable semi-annually in varying amounts beginning on June 30, 2000 for the 2010 Bonds, and beginning on December 30, 2010 for the 2016 Bonds.

                          LS POWER FUNDING CORPORATION

                          NOTES TO FINANCIAL STATEMENTS


   Collective future maturities of the Senior Secured Bonds as of December 31, 1997 are as follows (dollars in thousands):

             1998                                $      0
             1999                                       0
             2000                                   2,323
             2001                                   3,314
             2002                                   4,559
          Thereafter                              321,804
                                                 --------
                                                 $332,000
                                                 ========


   The Senior Secured Bonds are secured primarily by a pledge of Funding's investment in the First Mortgage Bonds. Since Funding is a special purpose corporation formed to issue the Senior Secured Bonds, Funding's ability to make payments of principal and interest on the Senior Secured Bonds is entirely dependent on Cottage Grove's and Whitewater's performance of its obligations under its First Mortgage Bonds. The obligations of Cottage Grove and Whitewater under their First Mortgage Bonds are obligations solely of the respective partnerships.

                          LS POWER FUNDING CORPORATION

                          NOTES TO FINANCIAL STATEMENTS


   The trust indenture for the Senior Secured Bonds contains certain covenants including, among others, limitations or restrictions relating to the use of the proceeds of the Senior Secured Bonds, actions with respect to the First Mortgage Bonds, and additional debt other than the Senior Secured Bonds. The trust indenture also describes events of default of the Senior Secured Bonds which include, among others, events involving bankruptcy of Funding and the failure of Cottage Grove and Whitewater to own 100 percent of the capital stock of Funding.

   The fair value of Funding's Senior Secured Bonds at December 31, 1997, is $30,375,000 higher than the historical carrying value of $332,000,000. At December 31, 1996, the fair value of Funding's Senior Secured Bonds approximated carrying value.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Partners
LSP-Cottage Grove, L.P.:


    We have audited the accompanying balance sheet of LSP-Cottage Grove, L.P. (a Delaware limited partnership) as of December 31, 1997 and the related statements of income, changes in partners' capital, and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of LSP-Cottage Grove, L.P. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.




ARTHUR ANDERSEN LLP
Charlotte, North Carolina,
April 9, 1998.

                          INDEPENDENT AUDITORS' REPORT


The Partners
LSP-Cottage Grove, L.P.:


    We have audited the accompanying balance sheet of LSP-Cottage Grove, L.P. as of December 31, 1996, and the related statements of income, changes in partners' capital and cash flows for each of the years in the two-year period ended December 31, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LSP-Cottage Grove, L.P. as of December 31, 1996, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 1996, in conformity with generally accepted accounting principles.




KPMG PEAT MARWICK LLP
Billings, Montana,
February 13, 1997.

                             LSP-COTTAGE GROVE, L.P.


                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996
                             (dollars in thousands)



                                                             1997          1996
                                                           --------      --------
                         ASSETS

Current assets:
     Cash and cash equivalents                             $  8,816      $    103
     Accounts receivable - trade                              4,598             0
     Accounts receivable - other                              3,012             0
     Fuel inventories                                         1,869             0
     Spare parts inventories                                    443             0
     Other current assets                                        53             0
                                                           --------      --------
Total current assets                                         18,791           103
                                                           --------      --------

Restricted investments                                       11,475        28,108

Net investment in lease (Notes 2 and 6)                     234,034             0

Construction in process                                           0       125,597

Debt issuance and financing costs, net of accumulated
  amortization of $605 in 1997 and $348 in 1996               6,517         6,774

Investment in unconsolidated affiliate                            1             1
                                                           --------      --------

Total assets                                               $270,818      $160,583
                                                           ========      ========

              LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
     Accounts payable                                      $  8,360      $  5,582
     Accrued expenses                                            72             0
                                                           --------      --------
Total current liabilities                                     8,432         5,582

First Mortgage Bonds payable                                155,000       155,000
                                                           --------      --------
Total liabilities                                           163,432       160,582

Commitments and contingencies (Note 11)

Partners' capital                                           107,386             1
                                                           --------      --------

Total liabilities and partners' capital                    $270,818      $160,583
                                                           ========      ========


The accompanying notes to financial statements are an integral part of these balance sheets.

                             LSP-COTTAGE GROVE, L.P.


                              STATEMENTS OF INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                             (dollars in thousands)



                                             1997        1996    1995
                                           --------      ----    ----
Operating revenues:
     Lease revenue                         $  5,265       $0      $0
     Service revenue                          4,879        0       0
     Other                                      594        0       0
                                           --------       --      --

                                             10,738        0       0
                                           --------       --      --

Operating expenses:
     Cost of services                         5,851        0       0
                                           --------       --      --

Operating income                              4,887        0       0

Non-operating income (expense):
     Gain on sales-type capital lease        87,056        0       0
     Interest expense                        (3,087)       0       0
     Interest income                            362        0       0
                                           --------       --      --


Net income                                 $ 89,218       $0      $0
                                           ========       ==      ==



The accompanying notes to financial statements are an integral part of these statements.

                             LSP-COTTAGE GROVE, L.P.


                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                             (dollars in thousands)



                                                  LIMITED PARTNERS            GENERAL
                                                  ----------------            PARTNER
                                           TPC COTTAGE     GRANITE POWER    LSP-COTTAGE
                                           GROVE, INC.     PARTNERS, L.P.   GROVE, INC.       TOTAL
                                           -----------     --------------   -----------      --------
Capital contributions at inception           $     0          $     1          $  0          $      1
                                             -------          -------          ----          --------

Balance, December 31, 1995 and 1996                0                1             0                 1

Capital contributions                         18,167                0             0            18,167

Net income                                    23,893           64,433           892            89,218
                                             -------          -------          ----          --------

Balance, December 31, 1997                   $42,060          $64,434          $892          $107,386
                                             =======          =======          ====          ========



The accompanying notes to financial statements are an integral part of these statements.

                             LSP-COTTAGE GROVE, L.P.


                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                             (dollars in thousands)

                                                              1997           1996            1995
                                                           ---------       --------       ---------
Cash Flows from Operating Activities:
  Net income                                               $  89,218       $      0       $       0
  Adjustments to reconcile net income to net
    cash used in operating activities
  Gain on sales-type capital lease                           (87,056)             0               0
  Amortization of unearned lease income                       (5,265)             0               0
  Amortization of debt issuance and financing costs               66              0               0
  Minimum lease payments received                              4,866              0               0
  Increase  in accounts receivable - trade                    (4,598)             0               0
  Increase in fuel inventories                                (1,648)             0               0
  Increase in spare parts inventories                           (134)             0               0
  Increase in other current assets                               (53)             0               0
  Increase in accounts payable                                 2,032              0               0
  Increase in accrued expenses                                    72              0               0
                                                           ---------       --------       ---------

Cash used in operating activities                             (2,500)             0               0
                                                           ---------       --------       ---------

Cash Flows from Investing Activities:
  Acquisition of land and improvements                             0              0             (97)
  Payments on construction in process                        (24,771)       (87,157)        (40,289)
  Investments held by Trustee                                (18,167)             0        (155,000)
  Investments drawn                                           35,984         87,358          47,410
  Investment in Funding                                            0              0              (1)
                                                           ---------       --------       ---------
Cash provided by (used in) investing activities               (6,954)           201        (147,977)
                                                           ---------       --------       ---------

Cash Flows from Financing Activities:
  Debt issuance and financing costs                                0           (153)         (6,969)
  Proceeds from First Mortgage Bonds                               0              0         155,000
  Capital contributions                                       18,167              0               0
                                                           ---------       --------       ---------
Cash provided by (used in) financing activities               18,167           (153)        148,031
                                                           ---------       --------       ---------

Increase in cash and cash equivalents                          8,713             48              54
Cash and cash equivalents, beginning of period                   103             55               1
                                                           ---------       --------       ---------
Cash and cash equivalents, end of period                   $   8,816       $    103       $      55
                                                           =========       ========       =========

RECONCILIATION OF CHANGES IN
CONSTRUCTION IN PROCESS
Decrease (increase) in total construction in process       $ 125,499       $(82,877)      $ (42,622)
Construction in process sold in lease transaction           (146,481)             0               0
Amortization of debt issuance and financing costs                191            239             109
Interest income on investments held by Trustee                (1,184)        (4,163)         (3,713)
Increase in accounts receivable-other                         (3,012)             0               0
Decrease (increase) in other current assets                        0             13             (13)
Increase in fuel inventories                                    (221)             0               0
Increase in spare parts inventories                             (309)             0               0
Increase (decrease) in accounts payable                          746           (369)          5,950
                                                           ---------       --------       ---------
Payments on construction in process                        $ (24,771)      $(87,157)      $ (40,289)
                                                           =========       ========       =========

Supplemental disclosure of cash flow information:
Cash paid for interest during the year                     $  12,085       $ 12,085       $   6,043
                                                           =========       ========       =========

The accompanying notes to financial statements are an integral part of these statements.

                             LSP-COTTAGE GROVE, L.P.


                          NOTES TO FINANCIAL STATEMENTS


1. ORGANIZATION AND NATURE OF BUSINESS

   LSP-Cottage Grove, L.P. (the "Partnership") is a Delaware limited partnership that was formed on December 14, 1993 to develop, finance, construct and own a gas fired cogeneration facility with a design capacity of approximately 245 megawatts located in Cottage Grove, Minnesota (the "Facility"). Construction and start-up of the Facility was substantially completed and commercial operation commenced October 1, 1997 (the "Commercial Operations Date"). As of December 31, 1997, the 1% general partner of the Partnership was LSP-Cottage Grove, Inc., a wholly owned subsidiary of Granite Power Partners, L.P., a Delaware limited partnership ("Granite"). Granite and TPC Cottage Grove, Inc., a Delaware corporation ("TPC"), were the sole limited partners of the Partnership, owning approximately 72% and 27% limited partnership interests, respectively. The general partner of Granite is LS Power Corporation ("LS Power"), a Delaware corporation. See Note 15 for discussion of a change in ownership which occurred on March 20, 1998.

   The Partnership holds a 50% equity ownership interest in LS Power Funding Corporation ("Funding"), which was established on June 23, 1995 as a special purpose funding corporation to issue debt securities (the "Senior Secured Bonds") in connection with financing construction of the Facility and a similar gas fired cogeneration facility located in Whitewater, Wisconsin (the "Whitewater Facility"). On June 30, 1995, a portion of the proceeds from the offering and sale of the Senior Secured Bonds issued by Funding was used to purchase $155 million of First Mortgage Bonds issued simultaneously by the Partnership.

   All of the electric capacity and energy generated by the Facility is sold to Northern States Power Company ("NSP" or, as the context requires, the "Utility") under a 30-year power purchase agreement (the "Power Purchase Agreement"). The thermal energy generated by the Facility is sold in the form of steam to Minnesota Mining and Manufacturing Company ("3M" or, as the context requires, the "Steam Purchaser") under a 30-year thermal energy sales agreement (the "Steam Supply Agreement").


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

   For purposes of reporting cash flows, cash equivalents include unrestricted short-term investments with original maturities of three months or less.

RESTRICTED INVESTMENTS

   Restricted Investments represent overnight repurchase obligations secured by U.S. Treasury notes. These investments are carried at cost, which approximated market at December 31, 1997 and 1996. Amounts held by the trustee under the trust indenture for the First Mortgage Bonds (the "Trustee") in accounts designated for debt service, major maintenance and construction, which might otherwise be considered cash equivalents, are treated as restricted investments.

COMMENCEMENT OF POWER PURCHASE AGREEMENT

   The Power Purchase Agreement described in Note 11 has characteristics similar to a lease in that the agreement confers to the purchasing utility the right to use specific property, plant and equipment. At the Commercial Operations Date, the Partnership accounted for the Power Purchase Agreement as a "sales-type" capital lease in accordance with Statement of Financial Accounting Standards (SFAS) No. 13, "Accounting for Leases" (see Note 6).

CONSTRUCTION IN PROCESS

   Prior to commercial operation, all costs incurred to develop and construct the Facility, including net costs associated with performance testing prior to the Commercial Operation Date, as well as interest costs (including amortization of debt issuance and financing costs), net of interest income on excess proceeds, were capitalized and classified as construction in process.

                             LSP-COTTAGE GROVE, L.P.


                          NOTES TO FINANCIAL STATEMENTS


In recording the Partnership's gain on sales-type capital lease, all construction in process costs were included in the historical cost basis of the Facility. All interest costs subsequent to the Commercial Operations Date have been charged to expense. As of December 31, 1996, capitalized interest including amortization of debt issuance and financing costs was $10,600,000, ($10,251,000, before amortization).

DEBT ISSUANCE AND FINANCING COSTS

   Debt issuance and other financing costs are deferred and amortized over the term of the related debt. Amortization of deferred financing costs was capitalized as part of construction in process prior to commercial operations and is included in interest expense subsequent to commercial operations in the accompanying financial statements.

CURRENT LIABILITIES

   As of December 31, 1997 and 1996, $6,328,000 and $5,582,000 of current liabilities were considered project costs and were eligible for payment from funds held by the Trustee included in restricted investments in the accompanying balance sheets.

LEASE REVENUE

   Lease revenue represents the amortization of unearned income on lease using the effective interest rate method as well as contingent rentals that result from changes in payment escalators occurring subsequent to the Commercial Operations Date. These contingent rentals are not expected to materially change the lease revenue recognized over the life of the Power Purchase Agreement.

SERVICE REVENUE

   Service revenue represents reimbursement to the Partnership of costs incurred to operate the Facility and to provide variable electric energy to the Utility and thermal energy to the Steam Purchaser.

OTHER REVENUES

   Other revenues consist primarily of commodity sales of excess natural gas fuel inventory, including amounts remarketed directly to third parties.

COST OF SERVICES

   Cost of services represent expenses related to operating the Facility and providing variable electric energy to the Utility as well as thermal energy to the Steam Purchaser.

INCOME TAXES

   Under current tax laws, income or loss of partnerships is included in the income tax returns of the partners. Accordingly, the Partnership makes no provision for federal and state income taxes. The tax returns of the Partnership are subject to examination by federal and state taxing authorities. If such examinations occur and result in changes with respect to the Partnership qualification, or in changes in distributable partnership income or loss, the tax liability of the partners would be changed accordingly.

                             LSP-COTTAGE GROVE, L.P.


                          NOTES TO FINANCIAL STATEMENTS

USE OF ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENTS

   In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." This pronouncement establishes standards for the reporting and display of comprehensive income and its components in financial statements. Comprehensive income is defined as the total of net income and all other non-owner changes in equity. This statement will be adopted by the Partnership effective January 1, 1998. The Partnership believes this pronouncement will not have a material effect on its financial statements.

   In June 1997, the FASB also issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This pronouncement establishes standards for reporting information about operating segments in annual and interim financial statements. SFAS No. 131 will be adopted by the Partnership effective January 1, 1998. The Partnership believes this pronouncement will not have a material effect on its financial statements.


3. ACCOUNTS RECEIVABLE - OTHER

      Accounts Receivable-Other represents amounts due from Westinghouse Electric Corporation ("Westinghouse Electric"), the Partnership's construction contractor, for delay liquidated damages and extension fees due as a result of Westinghouse Electric's failure to complete the construction and start-up of the Facility by May 31, 1997. Such liquidated damages and extension fees were capitalized as a reduction of construction in process.


4. FUEL INVENTORIES

      Fuel inventories consist of the following (dollars in thousands):

                December 31,  December 31,
                    1997         1996
                ------------  ------------
Natural Gas        $1,490         $0
Fuel Oil              379          0
                   ------         --

                   $1,869         $0
                   ======         ==

      Natural Gas is stated at weighted average cost and fuel oil is stated at cost based on the first-in first-out method.

                             LSP-COTTAGE GROVE, L.P.


                          NOTES TO FINANCIAL STATEMENTS

5. RESTRICTED INVESTMENTS

  Restricted investments consist of the following (dollars in thousands):

                                      December 31,     December 31,
                                          1997             1996
                                      ------------     ------------
Overnight repurchase obligations        $ 19,908         $28,108
Less:  Unrestricted accounts              (8,433)              0
                                        --------         -------
Restricted accounts                     $ 11,475         $28,108
                                        ========         =======

      Overnight repurchase obligations are secured by U.S. Treasury notes. The majority of revenue received by the Partnership is required to be deposited into accounts administered by the Trustee. The Trustee invests funds held in these accounts at the direction of the Partnership. These accounts are established for the purpose of depositing all receipts and monitoring all disbursements of the Partnership. In addition, special accounts are established to provide for debt service reserves and payments and major maintenance reserves. The use of funds held by the Trustee prior to the Commercial Operations Date was restricted to payment of project costs, including payment of interest on the First Mortgage Bonds. Debt service reserves, major maintenance reserves and construction fund account balances are reflected as restricted investments, whereas all other account balances are classified as cash and cash equivalents in the accompanying balance sheets.

                             LSP-COTTAGE GROVE, L.P.


                          NOTES TO FINANCIAL STATEMENTS


6.  SALES-TYPE CAPITAL LEASE

   Upon the Commercial Operations Date of the Facility, the Partnership recognized a gain on sales-type capital lease of $87.1 million reflecting the difference between the estimated fair market value ($233.6 million) and the historical cost ($146.5 million) of the Facility. The interest rate implicit in the lease is 9.01%. The estimated residual value of the Facility at the end of the lease term is $0. The components of the net investment in lease at December 31, 1997, are as follows (dollars in thousands):

Gross Investment in Lease        $ 567,415
Unearned Income on Lease          (333,381)
                                 ---------
Net Investment in Lease          $ 234,034
                                 =========

   Gross investment in lease represents total capacity payments receivable over the life of the Power Purchase Agreement, net of executory costs, which are considered minimum lease payments in accordance with SFAS No. 13.

   Estimated minimum lease payments over the remaining term of the Power Purchase Agreement as of December 31, 1997, are as follows (dollars in thousands):

                  1998                   $ 19,609
                  1999                     20,175
                  2000                     21,140
                  2001                     21,058
                  2002                     22,109
                  Thereafter              463,324
                                         --------
                  Total                  $567,415
                                         ========

7. INVESTMENT IN UNCONSOLIDATED AFFILIATE

   Investment in unconsolidated affiliate represents the Partnership's 50% ownership interest in Funding. The Partnership's investment in Funding is accounted for using the equity method. The following is summarized financial information for Funding (dollars in thousands):

STATEMENT OF INCOME DATA:

                          For the Year Ended    For the Year Ended  Inception (June 23, 1995)
                             December 31,          December 31,          to December 31,
                                 1997                  1996                   1995
                          ------------------    ------------------  -------------------------
Interest income                $25,886               $25,886                 $12,943
Interest expense                25,886                25,886                  12,943
                               -------               -------                 -------
Net income                     $     0               $     0                 $     0
                               =======               =======                 =======

                             LSP-COTTAGE GROVE, L.P.


                          NOTES TO FINANCIAL STATEMENTS



BALANCE SHEET DATA:

                                                            December 31,
                                                           1997 and 1996
                                                           -------------
Current assets                                               $      1
Investment in First Mortgage Bonds                            332,000
                                                             --------
    Total assets                                             $332,001
                                                             ========

Senior Secured Bonds payable                                 $332,000
Stockholders' equity                                                1
                                                             --------
    Total liabilities and stockholders' equity               $332,001
                                                             ========

8. FIRST MORTGAGE BONDS PAYABLE

   First Mortgage Bonds payable consists of the following at December 31, 1997 and 1996 (dollars in thousands):

     7.19% First Mortgage Bonds
       due June 30, 2010 ("2010 Bonds")              $ 49,278
     8.08% First Mortgage Bonds
       due December 30, 2016 ("2016 Bonds")           105,722
                                                     --------
                                                     $155,000
                                                     ========

   On June 30, 1995, the Partnership issued and sold $155,000,000 of First Mortgage Bonds to Funding. The bonds are secured by substantially all assets of the Partnership. Interest is payable semi-annually on June 30 and December 30 of each year, commencing December 30, 1995. Principal on the First Mortgage Bonds is also payable semi-annually in varying amounts beginning on June 30, 2000 for the 2010 Bonds, and beginning on December 30, 2010 for the 2016 Bonds. Collective future maturities of the First Mortgage Bonds as of December 31, 1997, are as follows (dollars in thousands):

       1998                                  $      0
       1999                                         0
       2000                                     1,084
       2001                                     1,547
       2002                                     2,129
       Thereafter                             150,240
                                             --------
                                             $155,000
                                             ========

   The trust indenture and other financing documents for the First Mortgage Bonds include a number of covenants with which the Partnership must comply. These covenants include, among others, compliance with certain reporting requirements and limitations of activities relating to the bond proceeds, additional debt, new and existing agreements, partnership distributions and other activities. The trust indenture also describes events of default of the First Mortgage Bonds which include, among others, certain events involving bankruptcy of the Partnership and failure to maintain and comply with agreements made by the Partnership.

                             LSP-COTTAGE GROVE, L.P.


                          NOTES TO FINANCIAL STATEMENTS


9. CREDIT AGREEMENT

   The Partnership has a Credit Agreement which provides for working capital loans of up to $3,000,000 and letter of credit commitments of up to $5,500,000. The interest rate for loans made under the Credit Agreement is based upon various short-term indices at the Partnership's option and is determined separately for each draw. These commitments expire on June 30, 2000. The Credit Agreement includes commitment fees, payable quarterly in arrears, ranging from
 .25% to .375% on the daily average unused amount of the commitment until the Credit Agreement is terminated. For all periods through December 31, 1997, no working capital loans had been issued under the Credit Agreement. In October 1997, a $500,000 letter of credit, in favor of NSP pursuant to the Power Purchase Agreement, was issued under the Credit Agreement.


10. FAIR VALUE OF FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISKS

   The majority of the Company's accounts receivables are from a major regulated utility (NSP) and the associated credit risk is considered limited. The carrying amounts of the Partnership's cash and cash equivalents, accounts receivables, restricted investments held by Trustee, accounts payable and accrued expenses approximate fair value. The fair value of the Partnership's First Mortgage Bonds at December 31, 1997, is $14,181,000 higher than the historical carrying value of $155,000,000. At December 31, 1996, the fair value of the Partnership's First Mortgage Bonds approximated carrying value.


11. COMMITMENTS AND CONTINGENCIES

CONSTRUCTION

   The Partnership has a $107 million turnkey construction contract (inclusive of executed change orders) with Westinghouse Electric. Westinghouse Electric had committed to complete the construction and start-up of the Facility to specified performance levels by May 31, 1997 and is required under the contract to reimburse the Partnership for extension fees paid under the Power Purchase Agreement with NSP, and to pay certain liquidated damages in the event of a delay. During 1997, Westinghouse Electric was required to pay $1,333,000 and $5,073,000 of reimbursable extension fees and delay liquidated damages, respectively. The Partnership has recorded receivables from Westinghouse Electric of $3,012,000 at December 31, 1997, which is comprised of reimbursable extension fees of $267,000 and delay liquidated damages of $2,745,000 (see Note
3).


POWER PURCHASE AGREEMENT

   Under and subject to the terms of the Power Purchase Agreement, the Utility is obligated to purchase all of the electric capacity made available to it and all associated energy which the Utility chooses to dispatch from the Facility beginning on the Commercial Operations Date. Payments by the Utility to the Partnership under the Power Purchase Agreement consist of capacity payments and energy payments which fluctuate based upon published indices and/or a fixed schedule.

                             LSP-COTTAGE GROVE, L.P.


                         NOTES TO FINANCIAL STATEMENTS



THERMAL ENERGY SALES

       The Steam Supply Agreement obligates the Partnership to supply all of the Steam Purchaser's steam requirements up to a maximum of 664 million pounds of steam annually at a rate not to exceed 190,000 pounds per hour when the Facility's cogeneration process is operating and 160,000 pounds per hour when the steam is generated by the Facility's auxiliary boilers.

GAS SUPPLY

       The Partnership has 20-year gas supply contracts with two fuel suppliers to provide 100% of the Facility's natural gas requirements. The gas supply contracts each provide for the sale of up to 17,060 MMBtu per day of gas to the Partnership. The price paid by the Partnership under the gas supply contracts fluctuates based upon published indices.

       Under the gas supply contracts, the Partnership is subject to annual minimum take requirements which may be satisfied by delivering gas to the Facility, taking gas into storage or remarketing gas to third parties.

GAS TRANSPORTATION

       The Partnership has various gas transportation agreements with fuel transportation companies which provide for delivery of gas to the Facility. The price paid by the Partnership under the gas transportation contracts fluctuate based on published indices.

OPERATIONS AND MAINTENANCE

       The Facility is operated and maintained under an operations and maintenance agreement with Westinghouse Operating Services Company, Inc. ("Westinghouse Services"). Under the terms of the operations and maintenance agreement, the Partnership is required to pay Westinghouse Services an annual management fee of $350,000 as well as reimbursement of payroll, fringe benefits, insurance and certain subcontractor costs and a bonus based on a targeted plant performance. If targeted plant performance is not attained, Westinghouse Services is required to pay a performance penalty to the Partnership. The management fee is adjusted annually based on certain published indices. The term of the operations and maintenance agreement extends for an initial period of seven years (through October, 2004). The Partnership has the option to extend the term of the agreement for two additional seven-year terms, provided that the Partnership and Westinghouse Services mutually agree in writing as to the terms of such extension.

PARTS AGREEMENT

       The Partnership has a spare parts agreement (the "Parts Agreement") with Westinghouse Electric. Under the terms of the Parts Agreement, Westinghouse Electric provides (i) certain combustion turbine parts and refurbishment services, (ii) other spare parts at discounted prices and (iii) other repair services at direct cost plus a percent mark-up to the Partnership. The compensation payable to Westinghouse Electric is an annual fee of $977,000 (escalated annually based on published indices) payable for 12 years.

LITIGATION

       The Partnership experiences routine litigation in the normal course of business. Management is of the opinion that none of this routine litigation will have a material adverse effect on the financial position or results of operations of the Partnership.

12.    DEPENDENCE ON THIRD PARTIES

   The Partnership is highly dependent on a single utility for purchases of electric generating capacity and energy from its Facility, a single operator to perform the operation and maintenance of its Facility, and a single steam purchaser for purchases of thermal energy. In addition, the Partnership has contracted with two gas companies to supply the gas requirements of the Facility,

                            LSP-COTTAGE GROVE, L.P.


                         NOTES TO FINANCIAL STATEMENTS


and has contracted with a single interstate gas transporter to transport gas. Any material breach by any one of these parties of their respective obligations to the Partnership could affect the ability of the Partnership to make payments under its First Mortgage Bonds. In addition, bankruptcy or insolvency of certain other parties or defaults by such parties relative to their contractual or regulatory obligations could adversely affect the ability of the Partnership to make payments under its First Mortgage Bonds. If an agreement were to be terminated due to a breach of such agreement, the Partnership's ability to enter into a substitute agreement having substantially equivalent terms and conditions, or with an equally creditworthy third party, is uncertain.

13.    RELATED PARTY TRANSACTIONS

   The initial costs incurred to develop the Facility, consisting principally of site development costs, engineering fees, legal fees, permitting costs, interest and LS Power employee costs, were incurred by Granite. At June 30, 1995, the Partnership paid development fees and reimbursed certain costs totaling approximately $11,730,000 to Granite. These payments were capitalized and included in construction in process.

   LS Power provided certain management services to the Partnership pursuant to management services agreements. Under these agreements, LS Power managed the business affairs of the Partnership during construction and operation of the Cottage Grove Project. As compensation for its services, LS Power received a monthly management fee of $60,000 during construction, and $50,000 during operation (both in 1995 dollars). These fees were escalated annually beginning on January 1, 1996 pursuant to the rate of change in a consumer-price related index. LS Power was also reimbursed for its reasonable and necessary expenses incurred in performing its services, including salaries of its personnel to the extent related to services provided under the agreements. Under these agreements, the Partnership incurred expenses of approximately $1,406,000, $1,391,000 and $515,000 during the years ended December 31, 1997, 1996 and 1995, respectively. At December 31, 1997 and 1996, the Partnership recorded accounts payable to LS Power of approximately $231,000 and $57,000, respectively. See Note 15 for discussion of assignment of the management services agreements which occurred on March 20, 1998.

14.    PARTNERS' CAPITAL

   In 1997, TPC contributed $18,167,000 of equity for financing the construction of the Facility. TPC received a limited partner interest in the Partnership of approximately 27% and equity commitment fees of $350,000.

   Profits, losses and distributions will be allocated based on the respective partnership interests. Distributions will be made in accordance with the trust indenture and other financing documents. Such distributions are subject to the prior satisfaction of a number of conditions including, among others, maintenance of required funding levels in various Trustee accounts and compliance with minimum levels of current and projected debt service coverage.

                            LSP-COTTAGE GROVE, L.P.


                         NOTES TO FINANCIAL STATEMENTS


15.    SUBSEQUENT EVENT - CHANGE IN CONTROL

   On March 6, 1998, LS Power and Granite (collectively, the "Sellers") entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with Cogentrix Mid America, Inc. (CMA) and Cogentrix Cottage Grove, LLC (collectively, the "Purchasers") and Cogentrix Energy, Inc. ("Cogentrix Energy") which controls each of the Purchasers as wholly - owned indirect subsidiaries.

   On March 20, 1998, pursuant to the Securities Purchase Agreement, the
Sellers sold all of the Sellers' capital stock of LSP Cottage Grove, Inc., and all of the Sellers' limited partnership interest in the Partnership to the Purchasers. As a result, Cogentrix Cottage Grove, LLC, a wholly-owned subsidiary of CMA, acquired all of the capital stock of LSP-Cottage Grove, Inc., the 1% general partner of the Partnership, as well as a 72.22% limited partnership interest in the Partnership for a combined total ownership interest of 73.22% in the Partnership.

   On the same date that the wholly-owned indirect subsidiaries of Cogentrix Energy identified above acquired their ownership interests in the Partnership, Cogentrix Energy and LS Power entered into an Assignment and Assumption Agreement, by the terms of which LS Power assigned, and Cogentrix Energy assumed, all of the rights and obligations of LS Power under certain management services agreements between LS Power and each of LSP-Cottage Grove, Inc. and the Partnership.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Partners
LSP-Whitewater Limited Partnership:

   We have audited the accompanying balance sheet of LSP-Whitewater Limited Partnership (a Delaware limited partnership) as of December 31, 1997 and the related statements of income, changes in partners' capital, and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LSP-Whitewater Limited Partnership as of December 31, 1997 and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.




ARTHUR ANDERSEN LLP
Charlotte, North Carolina,
April 9, 1998.

                          INDEPENDENT AUDITORS' REPORT

The Partners
LSP-Whitewater Limited Partnership:

     We have audited the accompanying balance sheet of LSP-Whitewater Limited Partnership as of December 31, 1996 and the related statements of income, changes in partners' capital and cash flows for each of the years in the two-year period ended December 31, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LSP-Whitewater Limited Partnership as of December 31, 1996 and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 1996, in conformity with generally accepted accounting principles.



KPMG PEAT MARWICK LLP
Billings, Montana,
February 13, 1997.

                       LSP-WHITEWATER LIMITED PARTNERSHIP


                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996
                             (dollars in thousands)

                              ASSETS                            1997           1996
                                                                ----           ----
Current assets:
     Cash and cash equivalents                               $  7,749      $    101
     Accounts receivable - trade                                4,983             0
     Accounts receivable - other                                2,195             0
     Fuel inventories                                           1,361             0
     Spare parts inventories                                      432             0
     Other current assets                                         682             1
                                                             --------      --------
Total current assets                                           17,402           102
                                                             ========      ========

Restricted investments                                         13,752        34,415

Net investment in lease (Notes 2 and 6)                       262,072             0

Construction in process                                             0       149,232

Greenhouse facility, net                                        8,281             0

Debt issuance and finance costs, net of accumulated
  amortization of $616 in 1997 and $355 in 1996                 6,607         6,868

Investment in unconsolidated affiliate                              1             1
                                                             --------      --------

Total assets                                                 $308,115      $190,618
                                                             ========      ========

                LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
     Accounts payable                                        $ 11,492      $ 13,617
     Accrued expenses                                              64             0
                                                             --------      --------
Total current liabilities                                      11,556        13,617

First Mortgage Bonds payable                                  177,000       177,000
                                                             --------      --------
Total liabilities                                             188,556       190,617

Commitments and contingencies (Note 12)

Partners' capital                                             119,559             1
                                                             --------      --------

Total liabilities and partners' capital                      $308,115      $190,618
                                                             ========      ========




The accompanying notes to financial statements are an integral part of these balance sheets.

                       LSP-WHITEWATER LIMITED PARTNERSHIP


                              STATEMENTS OF INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                             (dollars in thousands)

                                                    1997       1996      1995
                                                    ----       ----      ----
Operating revenues:
     Lease revenue                               $  6,579       $0        $0
     Service revenue                                5,944        0         0
     Other                                            825        0         0
                                                 --------       --        --

                                                   13,348        0         0
                                                 --------       --        --

Operating expenses:
     Cost of services                               6,948        0         0
     Greenhouse operating expenses                    799        0         0
                                                 --------       --        --
                                                    7,747        0         0
                                                 --------       --        --

Operating income                                    5,601        0         0

Non-operating income (expense):
     Gain on sales-type capital lease              97,042        0         0
     Interest expense                              (4,024)       0         0
     Interest income                                  383        0         0
                                                 --------       --        --

Net income                                       $ 99,002       $0        $0
                                                 ========       ==        ==


The accompanying notes to financial statements are an integral part of these statements.

                       LSP-WHITEWATER LIMITED PARTNERSHIP


                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                             (dollars in thousands)



                                                                            GENERAL
                                                                            PARTNER
                                            LIMITED PARTNERS                -------
                                            ----------------                 LSP-
                                          TPC           GRANITE POWER     WHITEWATER I,
                                     WHITEWATER, INC.   PARTNERS, L.P.        INC.          TOTAL
                                     ----------------   --------------        ----          -----

Capital contributions at inception       $     0           $     1            $  0        $      1
                                         -------           -------            ----        --------
Balance, December 31, 1995 and 1996            0                 1               0               1

Capital contributions                     20,556                 0               0          20,556

Net income                                25,572            72,440             990          99,002
                                         -------           -------            ----        --------

Balance, December 31, 1997               $46,128           $72,441            $990        $119,559
                                         =======           =======            ====        ========



The accompanying notes to financial statements are an integral part of these statements.

                       LSP-WHITEWATER LIMITED PARTNERSHIP


                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                             (dollars in thousands)

                                                                   1997            1996            1995
                                                                   ----            ----            ----
Cash Flows from Operating Activities:
  Net income                                                   $  99,002       $      0       $       0
  Adjustments to reconcile net income to net
    cash used in operating activities
    Gain on sales-type capital lease                             (97,042)             0               0
    Amortization of unearned lease income                         (6,579)             0               0
    Amortization of debt issuance and finance costs                   76              0               0
    Minimum lease payments received                                6,247              0               0
    Depreciation                                                     112              0               0
    Increase in accounts payable - trade                          (4,983)             0               0
    Increase in fuel inventories                                    (984)             0               0
    Increase in spare parts inventories                             (136)             0               0
    Increase in other current assets                                (682)             0               0
    Increase in accounts payable                                   2,865              0               0
    Increase in accrued expenses                                      64              0               0
                                                               ---------       --------       ---------
Net cash used in operating activities                             (2,040)             0               0
                                                               ---------       --------       ---------


Cash Flows from Investing Activities:
    Sales (acquisition) of land and improvements                     939           (146)         (3,394)
    Payments on construction in process                          (33,847)       (96,746)        (43,983)
    Investments held by Trustee                                  (20,556)             0        (177,000)
    Investments drawn                                             42,596         97,075          54,518
    Investment in Funding                                              0              0              (1)
                                                               ---------       --------       ---------
Net cash provided by (used in) investing activities              (10,868)           183        (169,860)
                                                               ---------       --------       ---------

Cash Flows from Financing Activities:
    Debt issuance and financing costs                                  0           (153)         (7,070)
    Proceeds from First Mortgage Bonds                                 0              0         177,000
    Capital contributions                                         20,556              0               0
                                                               ---------       --------       ---------
Net cash provided by (used in) financing activities               20,556           (153)        169,930
                                                               ---------       --------       ---------

Net increase in cash and cash equivalents                          7,648             30              70
Cash and cash equivalents, beginning of year                         101             71               1
                                                               ---------       --------       ---------
Cash and cash equivalents, end of year                         $   7,749       $    101       $      71
                                                               =========       ========       =========

RECONCILIATION OF CHANGES IN
CONSTRUCTION IN PROCESS
    Decrease (increase) in total construction in process       $ 145,694       $(99,555)      $ (46,139)
    Construction in process sold in lease transaction           (170,493)             0               0
    Amortization of debt issuance and financing costs                185            244             111
    Increase in accounts receivable-other                         (2,195)             0               0
    Interest income on investments held by Trustee                (1,375)        (4,802)         (4,206)
    Increase in fuel inventories                                    (378)             0               0
    Increase in spare parts inventories                             (296)             0               0
    Decrease in other current assets                                   1              0               1
    Increase (decrease) in accounts payable                       (4,990)         7,367           6,250
                                                               ---------       --------       ---------
    Payments on construction in process                        $ (33,847)      $(96,746)      $ (43,983)
                                                               =========       ========       =========

Supplemental disclosure of cash flow information:
    Cash paid for interest during the year                     $  13,801       $ 13,801       $   6,900
                                                               =========       ========       =========



The accompanying notes to financial statements are an integral part of these statements.

                       LSP-WHITEWATER LIMITED PARTNERSHIP


                          NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND NATURE OF BUSINESS

   LSP-Whitewater Limited Partnership (the "Partnership") is a Delaware limited partnership that was formed on December 14, 1993 to develop, finance, construct and own a gas-fired cogeneration facility with a design capacity of approximately 245 megawatts located in Whitewater, Wisconsin (the "Facility "). Construction and start-up of the Facility was substantially completed and commercial operation commenced September 18, 1997 (the "Commercial Operations Date"). As of December 31, 1997, the 1% general partner of the Partnership was LSP-Whitewater I, Inc., a wholly owned subsidiary of Granite Power Partners, L.P., a Delaware limited partnership ("Granite"). Granite and TPC Whitewater, Inc., a Delaware corporation ("TPC"), were the sole limited partners of the Partnership, owning approximately 73% and 26% limited partnership interests, respectively. The general partner of Granite is LS Power Corporation ("LS Power"), a Delaware corporation. See Note 16 for discussion of a change in ownership which occurred on March 20, 1998.

   The Partnership holds a 50% equity ownership interest in LS Power Funding Corporation ("Funding"), which was established on June 23, 1995 as a special purpose Delaware corporation to issue debt securities (the "Senior Secured Bonds") in connection with financing construction of the Facility and a similar gas-fired cogeneration facility located in Cottage Grove, Minnesota (the "Cottage Grove Facility"). On June 30, 1995, a portion of the proceeds from the offering and sale of the Senior Secured Bonds issued by Funding was used to purchase $177 million of First Mortgage Bonds issued simultaneously by the Partnership.

   The Partnership sells up to 236.5 megawatts of electric capacity and associated energy generated by the Facility to Wisconsin Electric Power Company ("WEPCO" or, as the context requires, the "Utility") pursuant to a 25-year power purchase agreement (the "Power Purchase Agreement"). The Partnership may also sell to third parties up to 12 megawatts of electric capacity and any energy which is not dispatched by WEPCO. The thermal energy generated by the Facility is provided in the form of steam to the University of Wisconsin - Whitewater under a steam supply agreement expiring on June 30, 2005 and in the form of hot water to a greenhouse (the "Greenhouse") owned by the Partnership (collectively, the "Steam Purchasers").

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

   For purposes of reporting cash flows, cash equivalents include unrestricted short-term investments with original maturities of three months or less.

RESTRICTED INVESTMENTS

   Restricted investments represent overnight repurchase obligations secured by U.S. Treasury notes. These investments are carried at cost, which approximated market at December 31, 1997 and 1996. Amounts held by the trustee under the trust indenture for the First Mortgage Bonds (the "Trustee") in accounts designated for debt service, major maintenance and construction, which might otherwise be considered cash equivalents, are treated as restricted investments.

COMMENCEMENT OF POWER PURCHASE AGREEMENT

   The Power Purchase Agreement described in Note 12 has characteristics similar to a lease in that the agreement confers to the purchasing utility the right to use specific property, plant and equipment. At the Commercial Operations Date, the Partnership accounted for the Power Purchase Agreement as a sales type capital lease in accordance with Statement of Financial Accounting Standards (SFAS) No. 13, "Accounting for Leases" (see Note 6).

CONSTRUCTION IN PROCESS

   Prior to commercial operation, all costs incurred to develop and construct the Facility, including net costs associated with performance testing prior to the Commercial Operation Date, as well as interest costs (including amortization of debt issuance and financing costs), net of interest income on excess proceeds, were capitalized and classified as construction in process.

                       LSP-WHITEWATER LIMITED PARTNERSHIP


                          NOTES TO FINANCIAL STATEMENTS

      In recording the Partnership's gain on sales-type capital lease, all construction in process costs related to the Facility were included in the historical cost basis of the Facility. All interest costs subsequent to the Commercial Operations Date have been charged to expense. As of December 31, 1996, capitalized interest including amortization of debt issuance and financing costs was $12,048,000 ($11,694,000, before amortization).

GREENHOUSE FACILITY

      Depreciation on the Greenhouse Facility and related equipment is computed using the straight-line method over 25 years and 10 years, respectively (see
Note 7).

                       LSP-WHITEWATER LIMITED PARTNERSHIP


                          NOTES TO FINANCIAL STATEMENTS


DEBT ISSUANCE AND FINANCING COSTS

   Debt issuance and financing costs are deferred and amortized over the term of the related debt. Amortization of deferred financing costs was capitalized as part of construction in process prior to commercial operations and is included in interest expense subsequent to commercial operations in the accompanying financial statements.

CURRENT LIABILITIES

   As of December 31, 1997 and 1996, $8,632,000 and $13,617,000 of current liabilities were considered project costs and were eligible for payment from funds held by the Trustee included in restricted investments in the accompanying balance sheets.

LEASE REVENUE

   Lease revenue represents the amortization of unearned income on lease using the effective interest rate method as well as contingent rentals that result from changes in payment escalators occurring subsequent to the Commercial Operations Date. These contingent rentals are not expected to materially change the lease revenue recognized over the life of the Power Purchase Agreement.

SERVICE REVENUE

   Service revenue represents reimbursement to the Partnership of costs incurred to operate the Facility and to provide variable electric energy to the Utility and thermal energy to the Steam Purchasers.

OTHER REVENUES

   Other revenues consist primarily of commodity sales of excess natural gas fuel inventory, including amounts remarketed directly to third parties, as well as sales of horticultural products produced by the Partnership's Greenhouse Facility.

COST OF SERVICES

   Cost of services represent expenses related to operating the Facility and providing variable electric energy to the Utility as well as thermal energy to the Steam Purchasers.

GREENHOUSE OPERATING EXPENSES

   Greenhouse operating expenses include all operating costs specifically related to greenhouse activities including depreciation on the Greenhouse Facility.

INCOME TAXES

   Under current tax laws, income or loss of partnerships is included in the income tax returns of the partners. Accordingly, the Partnership makes no provision for federal and state income taxes. The tax returns of the Partnership are subject to examination by federal and state taxing authorities. If such examinations occur and result in changes with respect to the Partnership qualification, or in changes in distributable partnership income or loss, the tax liability of the partners would be changed accordingly.

USE OF ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                       LSP-WHITEWATER LIMITED PARTNERSHIP


                          NOTES TO FINANCIAL STATEMENTS


NEW ACCOUNTING PRONOUNCEMENTS

   In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." This pronouncement establishes standards for the reporting and display of comprehensive income and its components in financial statements. Comprehensive income is defined as the total of net income and all other non-owner changes in equity. This statement will be adopted by the Partnership effective January 1, 1998. The Partnership believes this pronouncement will not have a material effect on its financial statements.

   In June 1997, the FASB also issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This pronouncement establishes standards for reporting information about operating segments in annual and interim financial statements. SFAS No. 131 will be adopted by the Partnership effective January 1, 1998. The Partnership believes this pronouncement will not have a material effect on its financial statements.

3. ACCOUNTS RECEIVABLE - OTHER

   Accounts Receivable-Other represents amounts due from Westinghouse Electric Corporation ("Westinghouse Electric"), the Partnership's construction contractor, for delay liquidated damages and extension fees due as a result of Westinghouse Electric's failure to complete the construction and start-up of the Facility by May 31, 1997. Such liquidated damages and extension fees were capitalized as a reduction of construction in process.


4. FUEL INVENTORIES

      Fuel inventories consist of the following (dollars in thousands):

                                               December 31,            December 31,
                                                   1997                    1996
                                                   ----                    ----
                    Natural Gas                  $  983                   $    0
                    Fuel Oil                        378                        0
                                                 ------                   ------

                                                 $1,361                   $    0
                                                 ======                   ======

      Natural gas inventory is stated at weighted average cost and fuel oil inventory is stated at cost based on the first-in first-out method.

                       LSP-WHITEWATER LIMITED PARTNERSHIP


                          NOTES TO FINANCIAL STATEMENTS


5. RESTRICTED INVESTMENTS

     Restricted investments consist of the following (dollars in thousands):

                                                  December 31     December 31
                                                     1997             1996
                                                     ----             ----
                Overnight repurchase obligations    $21,070         $34,415
                Less:  Unrestricted accounts         (7,318)              0
                                                    -------         -------
                Restricted accounts                 $13,752         $34,415
                                                    =======         =======

   Overnight repurchase obligations are secured by U.S. Treasury notes. The majority of revenue received by the Partnership is required to be deposited into accounts administered by the Trustee. The Trustee invests funds held in these accounts at the direction of the Partnership. These accounts are established for the purpose of depositing all receipts and monitoring all disbursements of the Partnership. In addition, special accounts are established to provide for debt service reserves and payments and major maintenance reserves. The use of funds held by the Trustee prior to the Commercial Operations Date was restricted to payment of project costs, including payment of interest on the First Mortgage Bonds. Debt service reserves, major maintenance reserves and construction fund account balances are reflected as restricted investments, whereas all other account balances are classified as cash and cash equivalents in the accompanying balance sheets.

6. SALES-TYPE CAPITAL LEASE

   Upon the Commercial Operations Date of the Facility, the Partnership recognized a gain on sale-type capital lease of $97.0 million reflecting the difference between the estimated fair market value ($261.7 million) and the historical cost ($164.7 million) of the Facility. The interest rate implicit in the lease is 9.79%. The estimated residual value of the Facility at the end of the lease term is $0. The components of the net investment in lease at December 31, 1997, are as follows (dollars in thousands):

                          Gross Investment in Lease               $ 615,489
                          Unearned Income on Lease                 (353,417)
                                                                  ---------
                          Net Investment in Lease                 $ 262,072
                                                                  =========

   Gross investment in lease represents total capacity payments receivable over the life of the Power Purchase Agreement, net of executory costs, which are considered minimum lease payments in accordance with SFAS No. 13.

   Estimated minimum lease payments over the remaining term of the Power Purchase Agreement as of December 31, 1997, are as follows (dollars in thousands):

                                           1998                     $ 22,392
                                           1999                       22,944
                                           2000                       24,036
                                           2001                       24,132
                                           2002                       25,140
                                           Thereafter                496,845
                                                                    --------
                                                   Total            $615,489
                                                                    ========

                       LSP-WHITEWATER LIMITED PARTNERSHIP


                          NOTES TO FINANCIAL STATEMENTS


7. GREENHOUSE FACILITY

   Greenhouse Facility consists of (dollars in thousands):

                                                   December 31,
                                                      1997
                                                   ------------
                       Building                          $7,488
                       Equipment                            905
                                                         ------
                                                          8,393
                       Less: Accumulated Depreciation      (112)
                                                         ------
                                                         $8,281
                                                         ======

   Building and equipment comprise the cost of the Greenhouse under a turnkey construction contract inclusive of change orders and interest capitalized during the construction period.

8. INVESTMENT IN UNCONSOLIDATED AFFILIATE

   Investment in unconsolidated affiliate represents the Partnership's 50% ownership interest in Funding. The Partnership's investment in Funding is accounted for using the equity method. The following is summarized financial information for Funding (dollars in thousands):

STATEMENT OF INCOME DATA:

                         For the Year        For the Year         Inception
                             Ended               Ended         (June 23, 1995)
                         December 31,        December 31,      to December 31,
                             1997                1996                   1995
                         ------------        ------------      --------------
      Interest income       $ 25,886             $ 25,886            $ 12,943
      Interest expense        25,886               25,886              12,943
                            --------             --------            --------
      Net income            $      0             $      0            $      0
                            ========             ========            ========

BALANCE SHEET DATA:

                                                                December 31,
                                                                1997 and 1996
                                                                -------------
   Current assets                                                   $       1
   Investment in First Mortgage Bonds                                 332,000
                                                                    ---------
       Total assets                                                 $ 332,001
                                                                    =========
   Senior Secured Bonds payable                                     $ 332,000
   Stockholders' equity                                                     1
                                                                    ---------
       Total liabilities and stockholders' equity                   $ 332,001
                                                                    =========

9.     FIRST MORTGAGE BONDS PAYABLE

First Mortgage Bonds payable consists of the following at December 31, 1997 and 1996 (dollars in thousands):

       7.19% First Mortgage Bonds
         due June 30, 2010 ("2010 Bonds")                             $ 56,273
       8.08% First Mortgage Bonds
         due December 30, 2016 ("2016 Bonds")                          120,727
                                                                      --------
                                                                      $177,000
                                                                      ========

                       LSP-WHITEWATER LIMITED PARTNERSHIP


                          NOTES TO FINANCIAL STATEMENTS


On June 30, 1995, the Partnership issued and sold $177,000,000 of First Mortgage Bonds to Funding. The bonds are secured by substantially all assets of the Partnership. Interest is payable semi-annually on June 30 and December 30 of each year, commencing December 30, 1995. Principal on the First Mortgage Bonds is also payable semi-annually in varying amounts beginning on June 30, 2000 for the 2010 Bonds, and beginning on December 30, 2010 for the 2016 Bonds. Collective future maturities of the First Mortgage Bonds as of December 31, 1997, are as follows (dollars in thousands):

       1998                                    $           0
       1999                                                0
       2000                                            1,239
       2001                                            1,767
       2002                                            2,430
       Thereafter                                    171,564
                                                    --------
                                                    $177,000
                                                    ========

    The trust indenture and other financing documents for the First Mortgage Bonds include a number of covenants with which the Partnership must comply. These covenants include, among others, compliance with certain reporting requirements and limitations of activities relating to the bond proceeds, additional debt, new and existing agreements, partnership distributions and other activities. The trust indenture also describes events of default of the First Mortgage Bonds which include, among others, certain events involving bankruptcy of the Partnership and failure to maintain and comply with agreements made by the Partnership.

10. CREDIT AGREEMENT

   The Partnership has entered into a Credit Agreement which provides for working capital loans of up to $3,000,000 and letter of credit commitments of up to $5,000,000. The interest rate for loans made under the Credit Agreement is based upon various short-term indices at the Partnership's option and is determined separately for each draw. These commitments expire on June 30, 2000. The Credit Agreement includes commitment fees, payable quarterly in arrears, ranging from .25% to .375% on the daily average unused amount of the commitment until the Credit Agreement is terminated. There were no letters of credit outstanding under the Credit Agreement at December 31, 1997 and 1996. For all periods through December 31, 1997, no working capital loans had been made to the Partnership under the Credit Agreement.

11. FAIR VALUE OF FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISKS

   The majority of the Company's accounts receivables are from a major regulated utility (WEPCO) and the associated credit risk is considered limited. The carrying amounts of the Partnership's cash and cash equivalents, accounts receivables, restricted investments, accounts payable and accrued expenses approximate fair value. The fair value of the Partnership's First Mortgage Bonds at December 31, 1997, is $16,194,000 higher than the historical carrying value of $177,000,000. At December 31, 1996, the fair value of the Partnership's First Mortgage Bonds approximated carrying value.

                       LSP-WHITEWATER LIMITED PARTNERSHIP


                          NOTES TO FINANCIAL STATEMENTS



12. COMMITMENTS AND CONTINGENCIES

CONSTRUCTION

   The Partnership has a $115 million turnkey construction contract (inclusive of executed change orders) with Westinghouse Electric. Westinghouse Electric had committed to complete the construction and start-up of the Facility to specified performance levels by May 31, 1997 and is required under the contract to reimburse the Partnership for extension fees paid under its Power Purchase Agreement with WEPCO, and to pay certain liquidated damages in the event of a delay. During 1997, Westinghouse Electric was required to pay $110,000 and $4,539,000 of reimbursable extension fees and delay liquidated damages, respectively. The Partnership has recorded receivables from Westinghouse Electric of $2,195,000 at December 31, 1997, which is comprised of reimbursable extension fees of $35,000 and delay liquidated damages of $2,160,000 (see Note
3).

POWER PURCHASE AGREEMENT

    Under and subject to the terms of the Power Purchase Agreement, the Utility is obligated to purchase the electric capacity made available to it up to 236.5 megawatts and associated energy which the Utility chooses to dispatch from the Facility beginning on the Commercial Operations Date. Payments by the Utility to the Partnership under the Power Purchase Agreement consist of capacity payments and energy payments which fluctuate based upon published indices and/or a fixed schedule.

    In accordance with the Power Purchase Agreement, the Partnership was responsible for reimbursing the Utility for the actual increased costs of capacity and energy acquired to replace the capacity and energy, which were to be provided by the Facility. The Partnership's obligation to reimburse the Utility for these "Replacement Power" costs began on June 23, 1997 and continued through September 17, 1997. The Partnership had an obligation for Replacement Power costs if the Utility's actual costs of capacity and energy exceeded the amounts, which would have been paid to the Partnership under the Power Purchase Agreement. For the period from June 23, 1997 through September 17, 1997, the Partnership was required to pay the Utility approximately $3,300,000 for Replacement Power costs. The Partnership has recorded remaining accounts payable to the Utility of $2,060,000 at December 31, 1997 for Replacement Power in the accompanying balance sheet.

                       LSP-WHITEWATER LIMITED PARTNERSHIP


                          NOTES TO FINANCIAL STATEMENTS



THERMAL ENERGY SALES

     The Partnership has a thermal energy sales agreement with the Department of Administration of the State of Wisconsin ("DOA") which provides for the Partnership to supply the steam requirements of UWW (the "Thermal Energy Agreement"). The initial term of the agreement runs through June 30, 2005. The DOA has the option to extend the agreement for up to four extension periods of four years each. The Thermal Energy Agreement obligates the Partnership to supply all of UWW's steam requirements up to a maximum of 350 million pounds of steam annually at a rate not to exceed 100,000 pounds per hour.

GAS SUPPLY

     The Partnership has 20-year gas supply agreements with two fuel suppliers to provide 100% of the Facility's natural gas requirements. The gas supply contracts provide for the sale of up to 11,855 MMBtu per day of gas to the Partnership. The price paid by the Partnership to the fuel suppliers under the gas supply contracts fluctuate based on published indices.

     Under the gas supply contracts, the Partnership is subject to annual minimum take requirements which may be satisfied by delivering gas to the Facility, taking gas into storage or remarketing gas to third parties.

GAS TRANSPORTATION

     The Partnership has entered into various gas transportation agreements with fuel transportation companies which provide for delivery of gas to the Facility. The price paid by the Partnership under the gas transportation contracts fluctuate based upon published indices.

OPERATIONS AND MAINTENANCE

   The Facility is operated and maintained under an operations and maintenance agreement with Westinghouse Operating Services Company, Inc. ("Westinghouse Services"). Under the terms of the operations and maintenance agreement, the Partnership is required to pay Westinghouse Services an annual management fee of $350,000, reimbursement of payroll, fringe benefits, insurance, and certain subcontractor costs and a bonus based on target plant performance. If targeted plant performance is not attained, Westinghouse Services is required to pay a performance penalty to the Partnership. The management fee is adjusted annually based on certain published indices. The term of the operations and maintenance agreement extends for an initial period of seven years (through September, 2004). The Partnership has the option to extend the term of the agreement for two additional seven-year terms, provided that the Partnership and Westinghouse Services mutually agree in writing as to the terms of such extension.

PARTS AGREEMENT

     The Partnership has a spare parts agreement (the "Parts Agreement") with Westinghouse Electric. Under the terms of the Parts Agreement, Westinghouse Electric provides (i) certain combustion turbine parts and refurbishment services, (ii) other spare parts at discounted prices and (iii) other repair services at direct cost plus a percent mark-up to the Partnership. The compensation payable to Westinghouse Electric is an annual fee of $977,000 (escalated annually based upon published indices) payable for 12 years.

                       LSP-WHITEWATER LIMITED PARTNERSHIP


                          NOTES TO FINANCIAL STATEMENTS

GREENHOUSE

   Construction of the Greenhouse was substantially complete on June 2, 1997. The Partnership has an operational services agreement with Floriculture, Inc. ("Floriculture"), an affiliate of the Partnership, which operates the Greenhouse for the benefit of the Partnership. Under the terms of the operational services agreement, Floriculture is required to provide all the services to produce, market, and sell horticulture products and maintain the Greenhouse. As compensation for its services Floriculture is reimbursed on a monthly basis for its approved costs in connection with conducting the Greenhouse business and operating the Greenhouse, and will receive an annual management fee equal to 12% of the Partnership's net profit from the operation of the Greenhouse. The term of the operational services agreement will expire on May 31, 2002. For the year ended December 31, 1997, Floriculture received payments pursuant to the operations services agreement of approximately $669,000. The Partnership has recorded accounts payable to Floriculture of approximately $197,000 at December 31, 1997.

LITIGATION

   The Partnership experiences routine litigation in the normal course of business. Management is of the opinion that none of this routine litigation will have a material adverse effect on the financial position or results of operations of the Partnership.

13.  DEPENDENCE ON THIRD PARTIES

   The Partnership is highly dependent on a single utility for purchases of electric generating capacity and energy from its Facility, and a single operator to perform the operation and maintenance of its Facility. In addition, the Partnership has contracted with two gas companies to supply the gas requirements of the Facility, and has contracted with a single interstate gas transporter to transport gas. Any material breach by any one of these parties of their respective obligations to the Partnership could affect the ability of the Partnership to make payments under its First Mortgage Bonds. In addition, bankruptcy or insolvency of certain other parties or defaults by such parties relative to their contractual or regulatory obligations could adversely affect the ability of the Partnership to make payments under its First Mortgage Bonds. If an agreement were to be terminated due to a breach of such agreement, the Partnership's ability to enter into a substitute agreement having substantially equivalent terms and conditions, or with an equally creditworthy third party, is uncertain.

14.  RELATED PARTY TRANSACTIONS

   The initial costs incurred to develop the Facility, consisting principally of site acquisition and development costs, engineering fees, legal fees, permitting costs, interest and LS Power employee and office costs, were incurred by Granite. At June 30, 1995, the Partnership paid development fees and reimbursed certain costs totaling approximately $12,160,000 to Granite. These payments were capitalized and included in construction in process.

   LS Power provided certain management services to the Partnership pursuant to management services agreements. Under these agreements, LS Power managed the business affairs of the Partnership during construction and operation of the Whitewater Project. As compensation for its services, LS Power received a monthly management fee of $60,000 during construction, and $50,000 during operation (both in 1995 dollars). These fees were escalated annually beginning on January 1, 1996 pursuant to the rate of change in a consumer-price related index. LS Power was also reimbursed for its reasonable and necessary expenses incurred in performing its services, including salaries of its personnel to the extent related to services provided under the agreements. Under these agreements, the Partnership incurred expenses of approximately $1,534,000, $1,392,000 and $544,000 during the years ended December 31, 1997, 1996 and 1995, respectively. At December 31, 1997 and 1996, the Partnership recorded accounts payable to LS Power of

                       LSP-WHITEWATER LIMITED PARTNERSHIP


                          NOTES TO FINANCIAL STATEMENTS

approximately $235,000 and $53,000, respectively. See Note 16 for discussion of assignment of the management services agreements which occurred on March 20, 1998.

15.    PARTNERS' CAPITAL

   In 1997, TPC, contributed $20,556,000 of equity for financing the construction of the Facility. TPC received a limited partner interest in the Partnership of approximately 26% and equity commitment fees of $350,000.

   Profits, losses and distributions will be allocated based on the respective partnership interests. Distributions will be made in accordance with the trust indenture and other financing documents. Such distributions are subject to the prior satisfaction of a number of conditions including, among others, maintenance of required funding levels in various Trustee accounts and compliance with minimum levels of current and projected debt service coverage.

16.    SUBSEQUENT EVENT - CHANGE IN CONTROL

   On March 6, 1998, LS Power and Granite (collectively, the "Sellers") entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with Cogentrix Mid American, Inc. (CMA) and Cogentrix Cottage Grove, LLC (collectively, the "Purchasers") and Cogentrix Energy, Inc. ("Cogentrix Energy") which controls each of the Purchasers as wholly-owned indirect subsidiaries.

   On March 20, 1998, pursuant to the Securities Purchase Agreement, the
Sellers sold all of the Sellers' capital stock of Floriculture, Inc. ("Floriculture") and LSP-Whitewater I, Inc., as well as all of the Sellers' limited partnership interest in the Partnership to the Purchasers. As a result, CMA acquired all of the capital stock of Floriculture, and Cogentrix Whitewater, LLC, a wholly-owned subsidiary of CMA, acquired all of the capital stock of LSP-Whitewater I, Inc., the 1% general partner of the Partnership, as well as a 73.17% limited partnership interest in the Partnership for a combined total ownership interest of 74.17% in the Partnership.

   On the same date that the indirect subsidiaries of Cogentrix Energy identified above acquired their ownership interests in the Partnership, Cogentrix Energy and LS Power entered into an Assignment and Assumption Agreement, by the terms of which LS Power assigned, and Cogentrix Energy assumed, all of the rights and obligations of LS Power under certain management service agreements between LS Power and LSP-Whitewater, Inc. and the Partnership.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1997
                             (dollars in thousands)

                                                                                  LS             Pro Forma
                                                              Actual (a)    Acquisition (b)     Adjustments          Pro Forma
                                                              ----------    ---------------     -----------          ---------

                        ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                    $ 71,833       $  16,565        $   (62,968)(c)       $   25,430
  Restricted cash                                                27,742            --                 --                 27,742
  Marketable securities                                          42,118            --              (42,118)(d)             --
  Restricted investment                                            --              --                 --                   --
  Accounts receivable                                            49,781          14,788               --                 64,569
  Inventories                                                    15,210           4,105               --                 19,315
  Other current assets                                            2,465             735               --                  3,200
                                                               --------       ---------        -----------           ----------
    Total current assets                                        209,149          36,193           (105,086)             140,256

PROPERTY, PLANT AND EQUIPMENT, NET                              496,589           8,281               --                504,870

LAND AND IMPROVEMENTS                                             2,540            --                 --                  2,540

DEFERRED FINANCING, START-UP AND
  ORGANIZATION COSTS, NET                                        21,085          13,124               --                 34,209

RESTRICTED INVESTMENTS                                             --            25,227               --                 25,227

NET INVESTMENT IN LEASE                                            --           496,106               --                496,106

NATURAL GAS RESERVES                                              2,384            --                 --                  2,384

INVESTMENTS IN UNCONSOLIDATED AFFILIATES                         79,072               2               --                 79,074

OTHER ASSETS                                                     12,155            --                7,781 (e)           19,936
                                                               --------       ---------        -----------           ----------
                                                               $822,974       $ 578,933        $   (97,305)          $1,304,602
                                                               ========       =========        ===========           ==========
         LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current portion of long-term debt                            $ 74,680       $    --          $      --             $   74,680
  Accounts payable                                               13,755          19,852               --                 33,607
  Accrued compensation                                            4,923             136               --                  5,059
  Accrued interest payable                                        2,935            --                 --                  2,935
  Accrued dividends payable                                       2,140            --                 --                  2,140
  Other accrued liabilities                                       8,182            --                 --                  8,182
                                                               --------       ---------        -----------           ----------
    Total current liabilities                                   106,615          19,988               --                126,603

LONG-TERM DEBT                                                  595,112         332,000             70,000 (f)          997,112

DEFERRED INCOME TAXES                                            25,872            --                 --                 25,872

MINORITY INTERESTS                                               15,131            --               59,640 (g)           74,771

OTHER LONG-TERM LIABILITIES                                      21,946            --                 --                 21,946
                                                               --------       ---------        -----------           ----------
                                                                764,676         351,988            129,640            1,246,304

PARTNERS' CAPITAL                                                  --           226,945           (226,945)(h)             --

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock, no par value, 300,000 shares authorized;
    282,000 shares issued and outstanding                           130            --                 --                    130
  Net unrealized gain on available for sale securities               26            --                 --                     26
  Accumulated earnings                                           58,142            --                 --                 58,142
                                                               --------       ---------        -----------           ----------
                                                                 58,298            --                 --                 58,298
                                                               --------       ---------        -----------           ----------
                                                               $822,974       $ 578,933        $   (97,305)          $1,304,602
                                                               ========       =========        ===========           ==========

               The accompanying notes are an integral part of this
                unaudited pro forma consolidated balance sheet.

             NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(a) This column represents the historical consolidated results of operations and consolidated financial position of Cogentrix Energy, Inc. (the "Company").

(b) This column represents the historical results of operations and financial position of the Cottage Grove Facility and the Whitewater Facility on a combined basis.

(c) Reflects (i) $70,000,000 of proceeds from borrowings under a corporate credit facility and a revolving credit facility (see (d) below), (ii) $42,118,000 of proceeds from the liquidation of marketable securities, and (iii) $175,086,000 of cash disbursed to fund the LS Acquisition purchase price and related acquisition costs.

(d) Represents the liquidation of marketable securities, which provided cash required to fund a portion of the LS Acquisition purchase price and related acquisition costs.

(e) Represents the excess of the cost of the LS Acquisition over the fair market value of the net assets acquired.

(f) Represents $50,000,000 of indebtedness incurred by Cogentrix Energy, Inc. under its corporate credit facility and $20,000,000 of indebtedness incurred by Cogentrix Virginia Leasing Corporation, an indirect wholly-owned subsidiary of Cogentrix Energy, Inc., under its revolving credit facility. The proceeds of the borrowings were used to fund a portion of the LS Acquisition purchase price and related acquisition costs.

(g) Represents the minority partner's approximate 26% ownership interest in the Cottage Grove Facility and the Whitewater Facility.

(h) Reflects the removal of partner's capital associated with the Company's and the minority partner's share of the net assets of the partnerships.

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                For the Six-Month Period Ended December 31, 1997
          (dollars in thousands, except for earnings per common share)

                                                                                       LS           Pro Forma
                                                                      Actual (a)  Acquisition (b)   Adjustments       Pro Forma
                                                                      ----------  ---------------   -----------       ---------

OPERATING REVENUE:
  Electric                                                             $ 154,810      $    --        $    --           $ 154,810
  Steam                                                                   12,721           --             --              12,721
  Lease revenue                                                             --           11,844           --              11,844
  Service revenue under sales-type capital leases                           --           10,823           --              10,823
  Income from unconsolidated investments in power projects                 1,186           --             --               1,186
  Other                                                                    9,229          1,419           --              10,648
                                                                       ---------      ---------      ---------         ---------
                                                                         177,946         24,086           --             202,032
                                                                       ---------      ---------      ---------         ---------

OPERATING EXPENSES:
  Fuel expense                                                            60,500           --             --              60,500
  Operations and maintenance                                              33,189            799           --              33,988
  General, administrative and development expenses                        18,242           --             --              18,242
  Depreciation and amortization                                           20,407           --               93 (c)        20,500
  Cost of services under sales-type capital leases                          --           12,799           --              12,799
                                                                       ---------      ---------      ---------         ---------
                                                                         132,338         13,598             93           146,029
                                                                       ---------      ---------      ---------         ---------
OPERATING INCOME                                                          45,608         10,488            (93)           56,003

OTHER INCOME (EXPENSE):
  Gain on sales-type capital lease                                          --          184,098       (184,098)(d)          --
  Interest expense                                                       (25,680)        (7,111)        (2,245)(e)       (35,036)
  Investment and other income, net                                         4,334            745         (3,067)(f)         2,012
  Equity in net loss of affiliates, net                                   (1,813)          --             --              (1,813)
                                                                       ---------      ---------      ---------         ---------

INCOME BEFORE MINORITY INTERESTS IN INCOME,
  INCOME TAXES AND EXTRAORDINARY LOSS                                     22,449        188,220       (189,503)           21,166

MINORITY INTERESTS IN INCOME BEFORE
  EXTRAORDINARY LOSS                                                      (2,273)          --           (1,085)(g)        (3,358)
                                                                       ---------      ---------      ---------         ---------

INCOME BEFORE INCOME TAXES AND
  EXTRAORDINARY LOSS                                                      20,176        188,220       (190,588)           17,808

BENEFIT (PROVISION) FOR INCOME TAXES                                      (7,971)          --              936 (h)        (7,035)
                                                                       ---------      ---------      ---------         ---------

INCOME BEFORE EXTRAORDINARY LOSS                                          12,205        188,220       (189,652)           10,773

EXTRAORDINARY LOSS ON EARLY EXTINGUISHMENT
  OF DEBT, net of minority interest and income tax benefit of $473        (1,502)          --             --              (1,502)
                                                                       ---------      ---------      ---------         ---------

NET INCOME                                                             $  10,703      $ 188,220      $(189,652)        $   9,271
                                                                       =========      =========      =========         =========

EARNINGS PER COMMON SHARE:
  Income before extraordinary loss                                     $   43.28                                       $   38.20
  Extraordinary loss                                                       (5.33)                                          (5.33)
                                                                       ---------                                       ---------
                                                                       $   37.95                                       $   32.87
                                                                       =========                                       =========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                               282,000                                         282,000
                                                                       =========                                       =========

               The accompanying notes are an integral part of this
             unaudited pro forma consolidated statement of income.

          NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                FOR THE SIX-MONTH PERIOD ENDED DECEMBER 31, 1997

(a) This column represents the historical consolidated results of operations of the Company.

(b) This column represents the historical results of operations of the Cottage Grove Facility and the Whitewater Facility on a combined basis. This column does not give effect to a full year of operating results of the acquired facilities since the Whitewater Facility and the Cottage Grove Facility did not commence commercial operations until September 18, 1997 and October 1, 1997, respectively.

(c) Represents amortization of the excess of the cost of the LS Acquisition over the fair market value of the net assets acquired using the straight line method over the life of the power purchase agreements.

(d) Represents the elimination of the gain on sales-type capital lease recorded at each facility. This is a non-recurring item which will not have a continuing impact on the statement of income.

(e) Represents the recognition of interest expense on the additional borrowings of the Company used to finance a portion of the LS Acquisition purchase price and related acquisition costs.

(f) Represents a reduction in investment income as a result of the use of cash and marketable securities to fund a portion of the LS Acquisition purchase price and related acquisition costs.

(g) Represents the minority partner's share of income of the Cottage Grove and Whitewater Facilities.

(h) Represents the income tax effect due to pro forma adjustments which affect taxable income.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                For the Twelve-Month Period Ended June 30, 1997
          (dollars in thousands, except for earnings per common share)

                                                                                         LS             Pro Forma
                                                                       Actual (a)   Acquisition (b)     Adjustments      Pro Forma
                                                                       ----------   ---------------     -----------      ---------

OPERATING REVENUE:
  Electric                                                              $ 315,203      $      --        $    --           $ 315,203
  Steam                                                                    26,686             --             --              26,686
  Income from unconsolidated investments in power projects                    574             --             --                 574
  Other                                                                    10,343             --             --              10,343
                                                                        ---------      -----------      ---------         ---------
                                                                          352,806             --             --             352,806
                                                                        ---------      -----------      ---------         ---------

OPERATING EXPENSES:
  Fuel expense                                                            131,405             --             --             131,405
  Operations and maintenance                                               73,041             --             --              73,041
  General, administrative and development expenses                         39,425             --             --              39,425
  Depreciation and amortization                                            40,047             --             --              40,047
  Loss on impairment and cost of removal of cogeneration facilities        65,628             --             --              65,628
                                                                        ---------      -----------      ---------         ---------
                                                                          349,546             --             --             349,546
                                                                        ---------      -----------      ---------         ---------
OPERATING INCOME                                                            3,260             --             --               3,260

OTHER INCOME (EXPENSE):
  Interest expense                                                        (56,328)            --           (4,347)(c)       (60,675)
  Investment and other income, net                                         13,184             --           (5,585)(d)         7,599
  Equity in net loss of affiliates, net                                      (813)            --             --                (813)
                                                                        ---------      -----------      ---------         ---------

LOSS BEFORE MINORITY INTERESTS IN INCOME,
  INCOME TAXES AND EXTRAORDINARY LOSS                                     (40,697)            --           (9,932)          (50,629)

MINORITY INTERESTS IN INCOME BEFORE
  EXTRAORDINARY LOSS                                                       (4,013)            --             --              (4,013)
                                                                        ---------      -----------      ---------         ---------

LOSS BEFORE INCOME TAXES AND
  EXTRAORDINARY LOSS                                                      (44,710)            --           (9,932)          (54,642)

INCOME TAX BENEFIT                                                         17,112             --            3,923 (e)        21,035
                                                                        ---------      -----------      ---------         ---------

LOSS BEFORE EXTRAORDINARY LOSS                                            (27,598)            --           (6,009)          (33,607)

EXTRAORDINARY LOSS ON EARLY EXTINGUISHMENT
  OF DEBT, net of minority interest and income tax benefit of $473           (703)            --             --                (703)
                                                                        ---------      -----------      ---------         ---------

NET LOSS                                                                $ (28,301)     $      --        $  (6,009)        $ (34,310)
                                                                        =========      ===========      =========         =========

EARNINGS PER COMMON SHARE:
  Income before extraordinary loss                                      $  (97.87)                                        $ (119.17)
  Extraordinary loss                                                        (2.49)                                            (2.49)
                                                                        ---------                                         ---------
                                                                        $ (100.36)                                        $ (121.66)
                                                                        =========                                         =========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                                282,000                                           282,000
                                                                        =========                                         =========

               The accompanying notes are an integral part of this unaudited pro forma consolidated statement of operations.

        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE TWELVE-MONTH PERIOD ENDED JUNE 30, 1997

(a) This column represents the historical consolidated results of operations of the Company.

(b) This column represents the historical results of operations of the Cottage Grove Facility and the Whitewater Facility on a combined basis. There were no results of operations to report from the acquired facilities for the twelve-month period ending June 30, 1997 since the Whitewater Facility and the Cottage Grove Facility did not commence commercial operations until September 18, 1997 and October 1, 1997, respectively.

(c) Represents the recognition of interest expense on the additional borrowings of the Company used to finance a portion of the LS Acquisition purchase price and related acquisition costs.

(d) Represents a reduction in investment income as a result of the use of cash and marketable securities to fund a portion of the LS Acquisition purchase price and related acquisition costs.

(e) Represents the income tax effect due to pro forma adjustments which affect taxable income.